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                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the 9th day of November, 1999, by and between General Magic, Inc., a Delaware corporation (the "Company"), and General Motors Corporation, a Delaware corporation, by and through its OnStar division (the "Purchaser").

                                    RECITALS

        A. The Company has agreed, upon the terms and subject to the conditions of the Series G Preferred Stock and Warrant Purchase Agreement (the "Preferred Stock Purchase Agreement"), to issue and sell to Purchaser (i) shares of the Company's Series G Convertible Preferred Stock (the "Series G Stock"), which will be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of Series G Convertible Preferred Stock (the "Certificate of Designations"); and (ii) a warrant to acquire up to 500 additional shares of the Company's Series G Stock (the "Warrant").

        B. To induce the Purchaser to execute and deliver the Preferred Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, as well as applicable state securities laws.

        NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

        1.     Registration Rights.

               1.1    Definitions. For purposes of this Section 1:

                      (a) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the U.S. Securities and Exchange Commission (the "SEC").

                      (b) Registrable Securities. The term "REGISTRABLE SECURITIES" means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series G Stock issued pursuant to the Preferred Stock Purchase Agreement or upon exercise of the Warrant (collectively, the "Conversion Shares"); (2) all shares of Common Stock issued or issuable with respect to the Conversion Shares, the Series G Stock or the Warrant as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, however, that


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notwithstanding Section 2.2 below, such shares of Common Stock shall no longer be treated as Registrable Securities after they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, pursuant to Rule 144 or otherwise, and whether or not sold to an Affiliate (as defined in Section 2.2 below).

               1.2    Demand Registration.

                      (a) Request for Registration. If the Company shall receive at any time a written request from Purchaser that the Company effect a registration with respect to Registrable Securities pursuant to this Section 1.2 (a "REGISTRATION REQUEST"), then the Company shall, within ten (10) business days of the receipt of such Registration Request, give written acknowledgment thereof ("REQUEST ACKNOWLEDGMENT") to Purchaser, and effect, as soon as practicable thereafter, but in no event later than sixty (60) days following receipt by Purchaser of the Request Acknowledgment, such registration; provided, however, that the Company shall not be obligated to take any action to effect any such registration: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction; (ii) unless the Registrable Securities sought to be registered by Purchaser comprise at least forty percent (40%) of all Registrable Securities then held by Purchaser (including all Registrable Securities issuable pursuant to the exercise or conversion of any warrant, right or other security) or have an anticipated aggregate public offering price (after any underwriting discounts and commissions) of $5,000,000; or (iii) after the Company has effected two such registrations pursuant to this Section 1.2.

                      (b) Underwriting. If Purchaser initiates the registration request under this Section 1.2 and intends to distribute the Registrable Securities covered by its request by means of an underwriting, then Purchaser shall so advise the Company as a part of its request made pursuant to this
Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). In such event, the right of Purchaser to include its Registrable Securities in such registration shall be conditioned upon Purchaser's participation in such underwriting and the inclusion of Purchaser's Registrable Securities in the underwriting to the extent provided herein. If Purchaser proposes to distribute its Registrable Securities through such underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and approved by Purchaser, which approval shall not be unreasonably withheld. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                      (c) Delay. If the Company shall furnish to Purchaser a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement pursuant to this Section 1.2 would (i) require disclosure of material information the Company has a bona fide business purpose of retaining as confidential or (ii) have a


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material adverse effect on the Company or its shareholders, in relation to any financing, acquisition, corporate reorganization or other material transaction contemplated by the Board of Directors of the Company, involving the Company or any of its affiliates, in each case as determined by the Company, then the Company may direct that the filing of a registration statement be delayed for a period not in excess of one hundred twenty (120) days, but may only exercise this right once within any twelve (12 ) month period.

               1.3 Piggyback Registrations. The Company shall notify Purchaser in writing at least fifteen (15) business days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to a secondary offering of securities of the Company, and registration statements relating to any registration under Section 1.2 of this Agreement, but excluding registration statements relating to any employee benefit plan or a transaction under Rule 145 of the Securities Act) and will afford Purchaser an opportunity to include in such registration statement all or any part of the Registrable Securities then held by Purchaser. If Purchaser desires to include in any such registration statement all or any part of its Registrable Securities, Purchaser shall, within ten (10) business days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities Purchaser wishes to include in such registration statement. If Purchaser decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. An election by Purchaser to include Registrable Securities in any registration statement pursuant to this Section 1.3 shall not under any circumstances constitute a request for registration by Purchaser under
Section 1.2 hereof.

        If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise Purchaser. In such event, the right of Purchaser to be included in a registration pursuant to this Section 1.3 shall be conditioned upon Purchaser's participation in such underwriting, and the inclusion of Purchaser's Registrable Securities in the underwriting to the extent provided herein. If Purchaser proposes to distribute its Registrable Securities through such underwriting, Purchaser shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company or other party for whom the registration is being effected, second, to Purchaser and to other holders of securities of the Company with piggyback registration rights on a pro rata basis based on the total number of registrable securities then held by Purchaser and such other holders, and third, to such persons as the Board of


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Directors of the Company may approve. If Purchaser disapproves of the terms of any such underwriting, Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

        The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration, whether or not Purchaser has elected to include Registrable Securities in such registration.

               1.4 Form S-3 Registration . In case the Company shall receive from Purchaser a written request that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by Purchaser, then the Company will, as soon as reasonably practicable, effect such registration on Form S-3 as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Purchaser's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                      (i) if Form S-3 is not available for such offering by Purchaser;

                      (ii) if the aggregate value of the Registrable Securities proposed to be sold by Purchaser in such offering is less than $1,000,000;

                      (iii) if the Company shall furnish to Purchaser a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than one hundred twenty (120) days after receipt of the request of Purchaser under this Section 1.4;

                      (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations pursuant to Section 1.2 and 1.4; or

                      (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        Only one (1) Form S-3 registration shall be deemed to be a demand registration as described in Section 1.2 above.


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               1.5 Obligations of the Company.

                      (a) Expenses. All expenses incurred in connection with all registrations pursuant to Sections 1.2, 1.3 and 1.4, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters' and brokers' discounts and commissions and fees and disbursements of counsel for Purchaser), shall be borne by the Company; provided, however, that Purchaser shall bear all expenses incurred in connection with any registration requested pursuant to Section 1.2 or 1.4 within six months after the date of this Agreement. Purchaser shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all underwriting discounts or commissions payable to underwriters or brokers in connection with such offerings.

                      (b) Registration. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                             (i) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective and, upon the request of Purchaser, keep such registration statement effective for up to ninety (90) days plus any additional periods represented by any "Black-Out Period" (as defined in the last paragraph of Section 1.5(b) below) or until the distribution described in the registration statement has been completed.

                             (ii) Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as the Company may determine to be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                             (iii) Furnish to Purchaser such number of copies of
a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it and included in such registration.

                             (iv) Use its best efforts to register and qualify
the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.


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                             (v) In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Purchaser shall also enter into and perform its obligations under such an agreement.

                             (vi) Notify Purchaser at any time when a prospectus
relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading, and, at the request of Purchaser, the Company will promptly prepare and provide to it a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Purchaser's Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading.

                             (vii) Furnish, at the reasonable request of
Purchaser, on the date that its Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Purchaser, addressed to the underwriters, if any, and to Purchaser, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Purchaser, addressed to the underwriters, if any, and to Purchaser.

                             (viii) Purchaser agrees that if the Company has
delivered preliminary or final prospectuses to Purchaser and after having done so (a) the Company determines that the prospectus needs to be amended or supplemented to comply with the requirements of the Securities Act, (b) a stop order suspending the effectiveness of the registration statement is issued by the SEC or (c) the Company shall, in good faith and for business reasons, enter into negotiations relating to or otherwise commence a material business transaction, including, without limitation, the acquisition or divestiture of assets or the offering or sale of securities, then the Company shall promptly notify Purchaser and Purchaser shall immediately cease making offers and sales of Registrable Securities and return all remaining prospectuses to the Company. Following such amendment or supplement, the lifting of any stop order or the completion or termination of any material transaction, the Company shall promptly provide Purchaser with revised prospectuses, and, following receipt of the revised prospectuses, Purchaser shall be free to resume making offers of the Registrable Securities, or any portion thereof. The period during which the Company exercises its rights as described in this paragraph to postpone, delay or interrupt the offer and sale of the Registrable Securities or during the pendency of any


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stop order, injunction or other order or requirement of the SEC or any other governmental agency or court shall be referred to herein as the "BLACK-OUT PERIOD."

               1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or
1.4 that Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities and such other information as the Company may reasonably request to timely effect the registration of its Registrable Securities.

               1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2, 1.3 or 1.4:

                      (a) By the Company. The Company agrees to indemnify and hold harmless Purchaser, each of its directors and officers, any underwriters (as defined in the Securities Act) for the Purchaser and each person, if any, who controls Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which Purchaser or such officer or director, underwriter or controlling person may become subject, under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof or incorporated by reference therein, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of the effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the rules and regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the regulations, or filed as part of the registration statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"), and will reimburse Purchaser and each such officer or director, underwriter or controlling person for any legal and other expenses as such expenses are reasonably incurred by Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, the Prospectus or any amendment or supplement thereto in reliance upon and


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in conformity with written information furnished to the Company by or on behalf of Purchaser expressly for use therein, (ii) the failure of Purchaser to comply with the covenants and agreements contained in this Agreement respecting the sale of the Registrable Securities, (iii) the inaccuracy of any representations made by Purchaser herein, or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Purchaser prior to the pertinent sale or sales by Purchaser.

                      (b) By Purchaser. Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the registration statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any Violation, in each case to the extent, but only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the registration statement or controlling person for any legal and other expenses reasonably incurred by the Company, each of its directors, each of its officers who signed the registration statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                      (c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 1.7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such


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legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 1.7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                      (d) Limitation. The foregoing indemnity agreements of the Company and Purchaser are subject to the condition that, insofar as they relate to the bases for any losses, claims, damages, liabilities or expenses contemplated in Section 1.7(a) arising out of the preparation and filing of the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                      (e) Contribution. If the indemnification provided for in this Section 1.7 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 1.7 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the Company and Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and Purchaser shall be determined by reference to, among other things, whether the untrue or alleged misstatement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to


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the limitations set forth in Section 1.7(c) any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 1.7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been give under Section 1.7(c) for purposes of indemnification. The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined solely by pro rata allocation (even if Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 1.7(d), Purchaser shall not be required to contribute any amount in excess of the amount by which the amount paid by Purchaser for the Registrable Securities that were sold pursuant to the registration statement and the amount received by Purchaser from such sale exceeds the amount of any damages that Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                      (f) Survival. The obligations of the Company and the Purchaser under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

               1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC, which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                      (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

                      (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                      (c) So long as Purchaser owns any Registrable Securities, to furnish to Purchaser forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.


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        2.     Transfer and Assignment; Term.

               2.1 Transfer and Assignment. Purchaser may not sell or otherwise transfer or assign any shares of Series G Preferred, or any voting or other rights therein, to any person or entity except (i) with the prior written consent of the Company, or (ii) to an Affiliate of Purchaser (as defined below) pursuant to the terms of this Agreement. Subject to the provisions of Section 2.2, this provision shall not effect the Purchaser's right to transfer Conversion Shares.

               2.2 Transfer of Rights. Notwithstanding anything herein to the contrary, the registration rights of Purchaser under Section 1 hereof may be assigned only (i) with the prior written consent of the Company; or (ii) to an Affiliate of Purchaser, with such rights being exercisable only for so long as such entity remains an Affiliate of Purchaser; provided, however that no entity may be assigned any of the foregoing rights unless the Company is given written notice by the assigning entity at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2. For the purpose of this Agreement, the term Affiliate with respect to Purchaser shall mean Saab Automobile AB and any entity controlled directly or indirectly by General Motors Corporation, where "control" means the ownership of more than fifty percent (50%) of the outstanding voting securities or voting interests of the entity in question.

               2.3 Term. Subject to Section 1.7(f), the Company's obligations under this Agreement shall terminate on the tenth anniversary of the Closing as defined in the Preferred Stock Purchase Agreement.

        3.     General Provisions.

               3.1 Assignment. Except as provided in Section 2 above, no party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement.

               3.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

               3.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

               3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               3.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

               3.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company or to Purchaser, as the case may be, at their respective addresses set forth below, (c), upon transmission of telegram or facsimile (with telephonic notice), or (d) upon confirmed delivery by overnight commercial courier service.


            If to Purchaser:           OnStar
                                       888 West Big Beaver Avenue, Suite 200
                                       Troy, Michigan 48084
                                       Attention: Fred H. Cooke
                                       Telephone: 248-269-1311
                                       Facsimile: 248-269-1549

            With a copy to:            General Motors Legal Staff
                                       New Center One Building
                                       Mail Code: 482-208-835
                                       3031 West Grand Boulevard
                                       Detroit, Michigan  48202
                                       Attention: Kimberly K. Hudolin, Esq.
                                       Telephone: 313-974-1950
                                       Facsimile: 313-974-0685

            If to General Magic:       General Magic, Inc.
                                       420 N. Mary Avenue
                                       Sunnyvale, CA  94086
                                       Attention: General Counsel
                                       Telephone: (408) 774-4235
                                       Facsimile: (408) 774-4023

            With a copy to:            Cooley Godward
                                       Five Palo Alto Square
                                       Palo Alto, CA  94306
                                       Attention: Timothy J. Moore, Esq.
                                       Telephone: (650) 843-5000
                                       Facsimile: (650) 857-0663

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 3.6.

               3.7 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, experts' fees and costs, including those for pretrial, trial, on appeal, in arbitration and in bankruptcy and all other costs and necessary disbursements associated with any such actions, in addition to any other relief to which such party may be entitled.

               3.8 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or preferred stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

               3.9 Aggregation of Stock. All shares held or acquired by the Purchaser and its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               3.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 3.10 shall be binding upon Purchaser and the Company. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver.

               3.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

               3.12 Entire Agreement. This Agreement, the Preferred Stock Purchase Agreement, the Certificate of Designations and the Warrant constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

               3.13 Expenses. Except as otherwise provided herein, each of the Company and the Purchaser shall bear the expenses incurred on its behalf with respect to this Agreement and the transaction contemplated hereby.

IN WITNESS WHEREOF, the foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                                            COMPANY:

                                            GENERAL MAGIC, INC.


                                            By: /s/ Steven Markman
                                               ---------------------------------

                                            Name: Steven Markman
                                                 -------------------------------

                                            Title: CEO
                                                  ------------------------------


                                            PURCHASER:

                                            GENERAL MOTORS CORPORATION
                                            By and through its OnStar Division


                                            By: /s/ F.H. Cooke
                                               ---------------------------------

                                            Name: F.H. Cooke
                                                 -------------------------------

                                            Title: Executive Director, OnStar
                                                  ------------------------------